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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 2017 (except Note 12, as to which the date is April     , 2017), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-216000) and related Prospectus of Floor & Decor Holdings, Inc. (f/k/a FDO Holdings, Inc.) for the registration of its common stock.

Ernst & Young LLP
Atlanta, Georgia

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 12 to the financial statements.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 17, 2017

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm